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                                    EXHIBIT 3

                                    GHS, INC.

                             STOCKHOLDERS AGREEMENT

                  This Stockholders Agreement dated as of May 27, 1999 (this "Agreement") by and among GHS, Inc., a Delaware corporation (the "Company"), and each of the individuals or entities signatory hereto (each a "Stockholder" and together the "Stockholders").

                             W I T N E S S E T H :

                  WHEREAS, the Stockholders are parties to a Contribution and Exchange Agreement dated as of May 20, 1999 (the "Contribution Agreement");

                  WHEREAS, it is a condition precedent to the obligation of the Company to proceed with the Closing (as defined in the Contribution Agreement) that the parties hereto enter into this Agreement;

                  NOW, THEREFORE, in consideration of the parties to proceed with the Closing and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

                  1.01 DEFINED TERMS. The following terms when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings, such meanings to be equally applicable to the singular and plural forms thereof:

                  "AFFILIATE" shall mean, with respect to any Person, any person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                  "CLOSING" means the closing of the transactions contemplated by the Contribution Agreement.

                  "COMMON STOCK" shall mean and include the Company's currently authorized common stock, par value $.01 per share and shall include any securities which may be issued or distributed with respect to, or in exchange for, such Common Stock, pursuant to a stock

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dividend, stock split, or other distribution, merger, consolidation, recapitalization or reclassification or similar transaction.

                  "COMMON STOCK EQUIVALENTS" shall mean the number of shares of Common Stock issuable upon the exercise, exchange or conversion of any security.

                  "CONTRIBUTION AGREEMENT" shall have the meaning set forth in the first recital hereof.

                  "EQUITY SECURITIES" shall mean any security exercisable for, or convertible or exchangeable into, Common Stock.

                  "EXPIRATION DATE" shall mean the later to occur of (i) March 31, 2014 or (ii) the termination of the Content Provider Agreement and License by and among Anthony J. Robbins, Robbins Research International Inc. and ChangeYourLife.com, LLC dated April 23, 1999, as it may hereinafter be amended from time to time.

                  "PERSON" shall mean and include an individual, a corporation, a limited liability company, an association, a partnership, a trust or estate, a government or any department or agency thereof.

                  "REGISTRABLE SHARES" shall consist of any and all shares of Common Stock held by the Stockholders.

                  "VOTING STOCK" shall mean any shares of Common Stock or of any Equity Securities entitling the holder thereof to case one or more votes for the election of the Directors of the Company.

                                   ARTICLE 2

                                VOTING AGREEMENT

                  2.01 BOARD OF DIRECTORS OF THE COMPANY; GOVERNANCE. (a) The Stockholders hereby agree that the Board of Directors shall consist of eight members and that the initial members of the Board of Directors who shall be elected within 45 days of the Closing shall be those persons listed on Exhibit A hereto. At each subsequent election of directors and for so long as Anthony J. Robbins or any of his Affiliates shall hold in the aggregate at least 10% of the outstanding shares of Common Stock or Common Stock equivalents, (i) Anthony J. Robbins or such Affiliates shall have the right to nominate three persons as Directors of the Company (the "Robbins Directors"), and (ii) a Nominating Committee consisting of the directors (other than the Robbins Directors and the Company's Chief Executive Officer) and their respective successors shall have the right to nominate four persons as Directors of the Company and (iii) the eighth Director shall be the Company's Chief Executive Officer. Except as otherwise provided in the Company's by-laws, all decisions of the Board of Directors shall be made by a majority of its members. The Board of Directors shall be headed by a non-executive Chairman of the Board who, provided Anthony
J. Robbins or any of his Affiliates shall hold in the aggregate at least 10% of the outstanding shares of Common Stock or Common Stock equivalents, shall be Anthony J. Robbins or a person nominated by Mr. Robbins from amongst the Directors and said

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person shall also serve as the Chairman of the Executive Committee. The
Chairman shall perform his duties at the direction of the Board of Directors. The Company shall have a Chief Executive Officer responsible for the management and day to day operations of the Company. The Chief Executive Officer shall be appointed by the Board of Directors of the Company and shall execute his duties in accordance with the decisions of and shall report to the Board of Directors. Officers and employees of the Company shall report to the Chief Executive Officer.

                  2.02 COVENANT TO VOTE. Each of the Stockholders shall appear in person or by proxy at any annual or special meeting of stockholders for the purpose of obtaining a quorum and shall vote or cause the vote of the shares of Voting Stock owned by such Stockholder or by any Affiliate of such Stockholder, either in person or by proxy, at any annual or special meeting of stockholders of the Company called for the purpose of voting on the election, if such Director has been nominated for election, or removal, if such Director has been designated for removal, of Directors, or by consensual action of stockholders with respect to such election or removal of Directors, in favor of such election of the Directors nominated, or removal of the Directors designated, in accordance with Section 2.01 and for the replacement of the Directors in accordance with Section 2.03. In addition, each of the Stockholders shall appear in person or by proxy at any annual or special meeting of stockholders for the purpose of obtaining a quorum and shall vote or cause the vote of the shares of Voting Stock owned by such Stockholder or any Affiliate of such Stockholder upon any matter submitted to a vote of the stockholders of the Company in the manner recommended by the Board of Directors of the Company, provided that such recommendation has received the required vote of such body, and in a manner so as to be consistent and not in conflict with, and to implement, the terms of this Agreement.

                  2.03 VACANCIES. The Stockholders hereby agree that if any Director is unable to serve or, once having commenced to serve, is removed or withdraws from the Board of Directors of the Company, the replacement of such Director on the Board of Directors of the Company will be nominated in accordance with the procedures described in Section 2.01.

                  2.04 NO VOTING OR CONFLICTING AGREEMENTS. Each of the Stockholders agrees that it will not and will not permit any Affiliate to grant any proxy or enter into or agree to be bound by any voting trust with respect to its shares of Voting Stock or to enter into any stockholder agreements or arrangements of any kind with any Person with respect to its shares of Voting Stock in any such case in a manner that is inconsistent with the provisions of this Agreement.

                  2.05 ACTIONS CONSISTENT WITH AGREEMENT. Except as required by applicable law, the Company shall not take any action inconsistent with the provisions of this Agreement.

                  2.06 VOTING OF COMMON STOCK BY THE COMPANY. To the extent not prohibited by applicable law, if the Company or one or more of its Affiliates shall hold, beneficially or of record, shares of Voting Stock at the time of any vote of holders of Common Stock, the Company shall vote or cause to be voted such shares of Voting Stock for and against any proposal in the same proportion as the shares of Common Stock held by the Stockholders (other than the Company or any of its Affiliates) are voted for and against such proposal.

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                  2.07 NO CUMULATIVE VOTING The Stockholders agree that they will not amend the Company's Certificate of Incorporation to permit cumulative voting.

                  2.08 EXPIRATION OF RIGHTS. Notwithstanding any other provision of this Agreement, the parties hereto hereby agree that the rights granted pursuant to this Article 2 shall expire and be of no further force and effect as of the Expiration Date.

                                   ARTICLE 3

                  RESTRICTIONS ON TRANSFERS BY THE STOCKHOLDERS

                  3.01 RESTRICTIONS ON TRANSFERS GENERALLY. Each Stockholder hereby agrees that such Stockholder shall not, and shall not permit any Affiliate to, directly or indirectly, transfer, sell or otherwise dispose of any shares of Common Stock or Equity Securities, other than (i), pursuant to an effective registration statement under the Securities Act, (ii) pursuant to the terms and conditions of Rule 144 under the Securities Act or (iii) pursuant to an exemption from registration under the Securities Act and any state securities or Blue Sky laws; PROVIDED, HOWEVER, that any transfer, sale or other disposition pursuant to clause (iii) above shall be only to a transferee who shall agree to be bound by the terms hereof and be deemed to be a Stockholder under this Agreement.

                  3.02 TRANSFERS TO AFFILIATES. Notwithstanding anything to the contrary contained in Section 3.01 and subject to the provisions of Section 3.04, a Stockholder may transfer its shares of Common Stock or Equity Securities to an Affiliate of such Stockholder ("Permitted Transferee") provided that such Stockholder shall not transfer control of any such Affiliate to a person which is not an Affiliate of such Stockholder without first reacquiring such shares of Common Stock or Equity Securities; and provided further, that the Permitted Transferee of a Stockholder may only transfer its shares of Common Stock or Equity Securities to the transferor Stockholder from whom such Permitted Transferee received such shares of Common Stock or Equity Securities or any of such transferor's Permitted Transferees or otherwise in accordance with the terms hereof.

                  3.03 RESTRICTIVE LEGENDS. Each share of Common Stock and Equity Securities shall bear a legend in substantially the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO, AND ARE TRANSFERABLE ONLY UPON COMPLIANCE WITH, THE PROVISIONS OF THE STOCKHOLDERS AGREEMENT DATED MAY 27, 1999, AMONG GHS, INC. AND CERTAIN OF ITS STOCKHOLDERS. A COPY OF THE ABOVE-REFERENCED AGREEMENT IS ON FILE AT THE OFFICE OF GHS, INC.

                  3.04 TRANSFEREES SUBJECT TO AGREEMENT. Any transferee of any shares of Common Stock or Equity Securities shall, as a condition of the consummation of such transfer, agree to be subject to the terms of Article 2 of this Agreement, other than share sold pursuant to Section 3.01(i) or (ii).

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                  3.05 EXPIRATION OF RESTRICTIONS. The parties hereto hereby agree that the restrictions set forth in Article 3 hereof shall expire and be of no further force and effect as of the Expiration Date.

                                   ARTICLE 4

                             CERTAIN REPRESENTATIONS

                  4.01 STOCKHOLDER REPRESENTATION. Each Stockholder represents and warrants as to itself that as of the Closing Date (after giving effect to all transactions occurring on or as of the Closing Date) such Stockholder is not a party with any other Person to any other agreement other than the Contribution Agreement with respect to the holding, voting, acquisition or disposition of shares of Common Stock or Equity Securities.

                  4.02 COMPANY REPRESENTATION. The Company represents and warrants that as of the Closing Date it is not a party with any other Person to any other agreement with respect to the holding, voting, acquisition or disposition of shares of Common Stock or Equity Securities other than the Contribution Agreement, the Stockholder Support Agreement by and among the Company, Allen & Company Incorporated and Stanley S. Shuman, or as described therein.

                                   ARTICLE 5

                                  MISCELLANEOUS

                  5.01 INJUNCTIVE RELIEF. It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with certain of the obligations imposed on them by this Agreement, including without limitation those obligations set forth in Article 2 and Article 3, and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled to injunctive relief and/or specific performance to enforce such obligations, and if any action should be brought in equity to enforce any of such provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

                  5.02 FURTHER ASSURANCES. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  5.03 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without regard to the conflicts of laws principles thereof.

                  5.04 ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement (i) together with the Contribution Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof, (ii) supersedes all prior written agreements and negotiations and oral understandings, if any, with respect thereto, (iii) may not be amended or supplemented

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except by an instrument or counterparts thereof in writing signed by the
Company and the Stockholders so long as they shall hold in the aggregate at least 1% of the outstanding shares of Common Stock and Common Stock equivalents. No waiver of any term or provision shall be effective unless in writing signed by the party to be charged.

                  5.05 BINDING EFFECT. This Agreement shall be binding on and inure to the benefit of the parties hereto and, subject to the terms and provisions hereof, their respective legal representatives, successors and assigns.

                  5.06 INVALIDITY OF PROVISION. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

                  5.07 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, all of which shall be deemed but one and the same instrument and each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                  5.08 NOTICES. All notices and other communications provided for or given or made hereunder shall be in writing (including delivery by facsimile transmission) and, unless otherwise provided herein, shall be deemed to have been given when received by the party to whom such notice is to be given at its address set on the signature page hereto, or such other address for the party as shall be specified by notice given pursuant hereto.

                  5.09 HEADINGS. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute part of this Agreement.

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                  IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto as of the date first above written.

                                       GHS, INC.


                                       By
                                         ------------------------------------
                                           Name:
                                           Title:


STOCKHOLDERS:


-------------------------------
ANTHONY J. ROBBINS

Address:  9191 Town Center Drive
          San Diego, CA  92122


ROBBINS RESEARCH INTERNATIONAL INC.


By:
   --------------------------------
      Name:
      Title:

Address:  9191 Town Center Drive
          San Diego, CA  92122


CYL DEVELOPMENT HOLDINGS, LLC


By:
   ---------------------------------
      Name:
      Title:

Address:  330 South Street
          P.O. Box 1975
          Morristown, NJ 07962-1975


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                                    EXHIBIT A

(A)      NOMINEES OF ANTHONY J. ROBBINS

         Three persons to be designated by Anthony J. Robbins

(B)      OTHER NOMINEES

         1.     Grant Gregory

         2.     Frederic D. Rosen

         3.     Charles D. Peebler

         4. A fourth director to be selected by the Board of Directors of the Company existing at the Closing

         In the event that any of the preceding named persons shall fail to agree to serve as a director of the Company within 30 days of the Closing, then the Board of Directors of the Company existing at the Closing shall designate replacement nominees to serve as directors of the Company.

(C)      THE CHIEF EXECUTIVE OFFICER OF GHS

         The person, if any, designated as the Chief Executive Officer of the Company.


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